Exhibit 1

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

22 October 2024

WESTPAC'S FULL YEAR 2024 (FY24) NOTABLE ITEMS AND REPORTING CHANGES

FY24 Notable Items

Westpac's reported net profit after tax in FY24 will be reduced by $123 million due to Notable Items that relate solely to unrealised fair value gains and losses on economic hedges and net ineffectiveness on qualifying hedges, which reverse over time.

A summary of the impacts is included in Appendix 1.

FY24 Reporting Changes

Segment operating income and operating expenses were restated in First Half 2024 (1H24) following the establishment of separate Consumer and Business & Wealth operating segments, the dissolution of the Specialist Businesses operating segment and other reporting enhancements. For further information see 1H24 Notable Items and Reporting Changes ASX release.

In Second Half 2024 (2H24) additional restatements have been made for:

- Reclassification of some deposit products from interest bearing to non interest bearing. This included some mortgage offset accounts which had a minor impact on average interest earning assets; and
- Reallocation of Enterprise functions' operating expenses to the Consumer, Business & Wealth and Westpac Institutional Bank segments.

These changes do not impact the Group's net profit after tax (NPAT) or the composition of line items. A summary of the restatements is included in Appendix 2.

Full Year 2024 results are scheduled to be announced on Monday, 4 November 2024.

For further information:

Hayden Cooper
Group Head of Media Relations
+61 402 393 619

Justin McCarthy
General Manager, Investor Relations
+61 422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Appendix 1 - Summary of FY24 and 2H24 Notable Items

$m	Economic hedges	Hedge ineffectiveness	Total
FY24			
Net interest income	(171)	8	(163)
Non-interest income	(12)	-	(12)
Net operating income	**(183)**	**8**	**(175)**
Operating expenses	-	-	-
Pre-provision profit	**(183)**	**8**	**(175)**
Income tax (expense)/benefit and NCI	55	(3)	52
Net profit/(loss)	**(128)**	**5**	**(123)**

$m	Consumer	Business and Wealth	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
FY24						
Net interest income	-	-	-	(8)	(155)	(163)
Non-interest income	-	-	-	-	(12)	(12)
Net operating income	**-**	**-**	**-**	**(8)**	**(167)**	**(175)**
Operating expenses	-	-	-	-	-	-
Pre-provision profit	**-**	**-**	**-**	**(8)**	**(167)**	**(175)**
Impairment (charges)/benefits	-	-	-	-	-	-
Profit before income tax (expense)/benefit	**-**	**-**	**-**	**(8)**	**(167)**	**(175)**
Income tax (expense)/benefit and NCI	-	-	-	2	50	52
Net profit/(loss)	**-**	**-**	**-**	**(6)**	**(117)**	**(123)**

$m	Economic hedges	Hedge ineffectiveness	Total
2H24			
Net interest income	52	9	61
Non-interest income	(10)	-	(10)
Net operating income	**42**	**9**	**51**
Operating expenses	-	-	-
Pre-provision profit	**42**	**9**	**51**
Income tax (expense)/benefit and NCI	(7)	(3)	(10)
Net profit/(loss)	**35**	**6**	**41**

$m	Consumer	Business and Wealth	Westpac Institutional Bank	Westpac New Zealand (A$)	Group Businesses	Group
2H24						
Net interest income	-	-	-	(2)	63	61
Non-interest income	-	-	-	-	(10)	(10)
Net operating income	**-**	**-**	**-**	**(2)**	**53**	**51**
Operating expenses	-	-	-	-	-	-
Pre-provision profit	**-**	**-**	**-**	**(2)**	**53**	**51**
Impairment (charges)/benefits	-	-	-	-	-	-
Profit before income tax (expense)/benefit	**-**	**-**	**-**	**(2)**	**53**	**51**
Income tax (expense)/benefit and NCI	-	-	-	-	(10)	(10)
Net profit/(loss)	**-**	**-**	**-**	**(2)**	**43**	**41**

Appendix 2 - Selected comparative disclosures

GROUP PERFORMANCE

Net interest income

	Half Year March 2024	Full Year 2023	Full Year 2022
Net interest Income ($m)			
Net interest income	**9,127**	**18,317**	**17,161**
Core net interest income	8,668	17,519	15,532
Notable Items	(224)	(97)	555
Treasury	560	729	951
Markets	123	166	123
Average interest earning assets ($m)			
Loans	**725,592**	**703,832**	**676,469**
Housing	496,471	484,214	469,492
Personal	12,085	13,055	15,043
Business	217,036	206,563	191,934
Liquid assets	208,340	210,960	191,749
Other interest-earning assets	30,776	25,657	17,987
Average interest earning assets	**964,708**	**940,449**	**886,205**
NIM (%)			
NIM	**1.89%**	**1.95%**	**1.94%**
Core NIM	1.80%	1.86%	1.76%
Treasury & Markets impact on NIM	0.14%	0.10%	0.12%
Notable Items impact on NIM	(0.05%)	(0.01%)	0.06%

Deposits and other borrowings

$m	As at 30 March 2024	As at 30 September 2023	As at 30 September 2022
Customer deposits			
Australia	**570,488**	**557,781**	**535,645**
Transactions	114,120	114,097	137,361
Savings	186,945	179,110	148,153
Term	148,110	144,220	127,921
Non-interest bearing	121,313	120,354	122,210
New Zealand (A$)	**72,378**	**74,297**	**68,614**
New Zealand (NZ$)	**78,837**	**79,783**	**77,910**
Transactions	9,133	8,762	9,609
Savings	20,103	20,185	21,423
Term	37,685	38,472	32,273
Non-interest bearing	11,916	12,364	14,605
Other overseas (A$)	**8,080**	**8,873**	**8,575**
Total customer deposits	**650,946**	**640,951**	**612,834**
Certificates of deposit	**51,280**	**47,217**	**46,295**
Australia	35,727	32,947	30,507
New Zealand (A$)	2,414	2,247	2,588
Other overseas (A$)	13,139	12,023	13,200
Total deposits and other borrowings	**702,226**	**688,168**	**659,129**

Average balance sheet and interest rates - Assets and Liabilities

	Half Year March 2024			Full Year 2023			Full Year 2022		
	Average balance	Interest	Average rate	Average balance	Interest	Average rate	Average balance	Interest	Average rate
Consolidated	$m	$m	%	$m	$m	%	$m	$m	%
Assets									
Interest earning assets									
Loans:									
Australia	627,150	18,381	5.9	607,154	30,164	5.0	582,456	17,694	3.0
New Zealand	92,358	3,016	6.5	90,130	5,028	5.6	87,236	3,203	3.7
Other overseas	6,084	201	6.6	6,548	390	6.0	6,362	199	3.1
Housing[a]									
Australia	435,130	12,096	5.6	424,427	19,640	4.6	411,950	11,851	2.9
New Zealand	60,916	1,715	5.6	59,319	2,702	4.6	57,050	1,796	3.1
Other overseas	425	8	3.8	468	18	3.8	492	19	3.9
Personal									
Australia	10,993	525	9.6	11,954	1,001	8.4	13,910	1,084	7.8
New Zealand	1,084	49	9.0	1,094	102	9.3	1,126	115	10.2
Other overseas	8	-	-	7	1	14.3	7	1	14.3
Business									
Australia	181,027	5,760	6.4	170,773	9,523	5.6	156,596	4,759	3.0
New Zealand	30,358	1,252	8.2	29,717	2,224	7.5	29,060	1,292	4.4
Other overseas	5,651	193	6.8	6,073	371	6.1	5,863	179	3.1
Trading securities and financial assets measured at FVIS:									
Australia	23,943	511	4.3	23,486	843	3.6	16,715	235	1.4
New Zealand	4,548	124	5.5	3,959	201	5.1	3,784	76	2.0
Other overseas	2,599	52	4.0	2,641	99	3.7	2,337	36	1.5
Investment securities:									
Australia	80,025	1,467	3.7	66,631	1,822	2.7	70,804	985	1.4
New Zealand	6,619	92	2.8	6,164	148	2.4	4,950	85	1.7
Other overseas	2,297	36	3.1	2,082	67	3.2	2,027	56	2.8
Other interest earning assets[b]:									
Australia	89,073	1,882	4.2	96,291	3,424	3.6	82,102	366	0.4
New Zealand	9,171	246	5.4	10,496	496	4.7	9,769	153	1.6
Other overseas	20,841	536	5.1	24,867	1,070	4.3	17,238	157	0.9
Assets held for sale:									
Australia	-	-	-	-	-	-	425	6	1.4
Total interest earning assets and interest income	**964,708**	**26,544**	**5.5**	**940,449**	**43,752**	**4.7**	**886,205**	**23,251**	**2.6**
Non-interest earning assets									
Derivative financial instruments	16,947			23,423			23,395		
Assets held for sale	-			-			2,444		
All other assets[c]	67,282			59,356			62,719		
Total non-interest earning assets	**84,229**			**82,779**			**88,558**		
Total assets	**1,048,937**			**1,023,228**			**974,763**		

a. Certain portions of loans are non-interest bearing and are presented below in All other assets. The non-interest bearing portion represents the impact of mortgage offset deposits which are taken into consideration when calculating interest charged on loans.

b. Interest income includes net ineffectiveness on qualifying hedges.

c. Includes property and equipment, intangible assets, deferred tax assets, non-interest earning loans relating to mortgage offset accounts and all other non-interest earning assets. Mortgage offset balances were $55,324 million in Half Year 2024, $49,702 million in Full Year 2023, and $47,328 million in Full Year 2022.

	Half Year March 2024			Full Year 2023			Full Year 2022		
	Average balance	Interest	Average rate	Average balance	Interest	Average rate	Average balance	Interest	Average rate
Consolidated	$m	$m	%	$m	$m	%	$m	$m	%
Liabilities									
Interest bearing liabilities									
Deposits and other borrowings:									
Australia	479,763	9,344	3.9	460,149	13,544	2.9	427,097	2,249	0.5
New Zealand	65,632	1,614	4.9	63,760	2,464	3.9	60,678	765	1.3
Other overseas	20,413	546	5.3	20,132	910	4.5	21,175	195	0.9
Certificates of deposit									
Australia	33,879	752	4.4	31,822	1,128	3.5	29,839	205	0.7
New Zealand	2,612	77	5.9	2,727	136	5.0	2,956	53	1.8
Other overseas	13,440	388	5.8	13,338	657	4.9	14,513	137	0.9
Transactions									
Australia	119,919	1,931	3.2	129,760	3,083	2.4	131,923	629	0.5
New Zealand	8,771	200	4.6	8,647	322	3.7	8,878	77	0.9
Other overseas	820	6	1.5	868	7	0.8	842	3	0.4
Savings									
Australia	184,793	3,342	3.6	164,800	4,620	2.8	160,261	654	0.4
New Zealand	18,730	325	3.5	19,376	537	2.8	20,722	132	0.6
Other overseas	993	12	2.4	1,035	25	2.4	935	5	0.5
Term									
Australia	141,172	3,319	4.7	133,767	4,713	3.5	105,074	761	0.7
New Zealand	35,519	1,012	5.7	33,010	1,469	4.5	28,122	503	1.8
Other overseas	5,160	140	5.4	4,891	221	4.5	4,885	50	1.0
Repurchase agreements:									
Australia	24,476	295	2.4	34,511	314	0.9	35,136	109	0.3
New Zealand	4,906	134	5.5	4,922	231	4.7	2,543	39	1.5
Other overseas	357	10	5.6	219	11	5.0	100	2	2.0
Loan capital:									
Australia	36,135	819	4.5	31,895	1,313	4.1	28,961	934	3.2
New Zealand	3,005	86	5.7	2,489	135	5.4	1,747	92	5.3
Other interest bearing liabilities[a]:									
Australia	162,354	4,222	5.2	154,859	5,990	3.9	137,796	1,308	0.9
New Zealand	19,507	332	3.4	19,986	464	2.3	18,579	403	2.2
Other overseas	1,225	15	2.4	1,854	59	3.2	1,876	(6)	(0.3)
Total interest bearing liabilities and interest expense	**817,773**	**17,417**	**4.3**	**794,776**	**25,435**	**3.2**	**735,688**	**6,090**	**0.8**
Non-interest bearing liabilities									
Deposits and other borrowings:									
Australia	120,371			117,538			121,074		
New Zealand	11,242			12,213			14,139		
Other overseas	1,325			1,292			1,038		
Derivative financial instruments	22,208			26,353			24,750		
Liabilities held for sale	-			-			682		
All other liabilities	4,134			(218)			7,069		
Total non-interest bearing liabilities	**159,280**			**157,178**			**168,752**		
Total liabilities	**977,053**			**951,954**			**904,440**		

a. Interest expense includes the net impact of treasury balance sheet management activities and the bank levy.

SEGMENT REPORTING

Consumer

$m	Half Year March 2024	Full Year 2023	Full Year 2022
Net interest income	3,771	8,177	8,473
Non-interest income	255	524	557
Notable Items	-	-	-
Net operating income	**4,026**	**8,701**	**9,030**
Operating expenses	(2,365)	(4,533)	(4,411)
Notable Items	-	(202)	(66)
Total operating expenses	**(2,365)**	**(4,735)**	**(4,477)**
Pre-provision profit	**1,661**	**3,966**	**4,553**
Impairment (charges)/benefits	(144)	(179)	(187)
Profit before income tax expense	**1,517**	**3,787**	**4,366**
Income tax expense and NCI	(459)	(1,142)	(1,314)
Net profit	**1,058**	**2,645**	**3,052**
Notable Items (post tax)	-	(148)	(47)
Expense to income ratio (Ex Notable Items)	58.74%	52.10%	48.85%
Net interest margin (Ex Notable Items)	1.69%	1.88%	2.00%
FTE	12,115	12,534	13,189

$bn	As at 31 March 2024	As at 30 September 2023	As at 30 September 2022
Customer deposits			
Transactions	47.4	49.5	61.3
Savings	148.0	138.3	103.1
Term	66.0	63.9	62.1
Mortgage offsets	59.9	56.6	54.0
Total customer deposits	**321.3**	**308.3**	**280.5**
Loans			
Housing	461.9	449.6	431.8
RAMS' housing (in run-off)	33.3	36.0	35.8
Other	9.0	8.9	8.8
Provisions	(1.8)	(1.8)	(1.8)
Total loans	**502.4**	**492.7**	**474.6**
Deposit to loan ratio	63.95%	62.58%	59.11%
Total assets	514.7	504.2	486.0
TCE	586.4	577.7	562.3
Risk weighted assets	174.8	174.7	180.2
Average interest earning assets	446.1	435.3	422.7
Average allocated capital	24.0	24.3	24.0
Credit quality			
Impairment charges/(benefits) to average loans	0.06%	0.04%	0.04%
Mortgage 90+ day delinquencies	1.06%	0.86%	0.75%
Other consumer loans 90+ day delinquencies	1.17%	1.01%	1.35%
Total stressed exposures to TCE	1.04%	0.86%	0.67%

Business and Wealth

$m	Half Year March 2024	Full Year 2023	Full Year 2022
Net interest income	2,616	4,992	3,508
Non-interest income	409	844	881
Notable Items	-	(88)	(1)
Net operating income	**3,025**	**5,748**	**4,388**
Operating expenses	(1,256)	(2,459)	(2,446)
Notable Items	-	(64)	(13)
Total operating expenses	**(1,256)**	**(2,523)**	**(2,459)**
Pre-provision profit	**1,769**	**3,225**	**1,929**
Impairment (charges)/benefits	(95)	(257)	(97)
Profit before income tax expense	**1,674**	**2,968**	**1,832**
Income tax expense and NCI	(499)	(882)	(557)
Net profit	**1,175**	**2,086**	**1,275**
Notable Items (post tax)	-	(107)	(9)
Expense to income ratio (Ex Notable Items)	41.52%	42.14%	55.73%
Net interest margin (Ex Notable Items)	5.34%	5.17%	3.70%
FTE	6,805	6,954	7,118

$bn	As at 31 March 2024	As at 30 September 2023	As at 30 September 2022
Customer deposits			
Transactions	62.9	64.8	76.1
Savings	30.1	31.3	35.1
Term	47.6	44.4	30.9
Total customer deposits	**140.6**	**140.5**	**142.1**
Loans			
Commercial/SME	93.0	90.5	86.4
Pacific	1.3	1.2	1.1
Business lending	94.3	91.7	87.5
Other	1.4	1.5	1.8
Auto finance (in run-off)[a]	3.1	4.2	7.3
Provisions	(1.9)	(1.9)	(1.8)
Total loans	**96.9**	**95.5**	**94.8**
Deposit to loan ratio	145.10%	147.08%	149.97%
Total assets	102.4	101.2	100.7
TCE	131.2	129.7	127.0
Risk weighted assets	89.1	87.1	95.8
Average interest earning assets	98.0	96.6	94.8
Average allocated capital	11.5	11.3	11.0
Credit quality			
Impairment charges/(benefits) to average loans	0.20%	0.27%	0.10%
Impaired exposures to TCE	0.54%	0.52%	0.66%
Total stressed exposures to TCE	5.52%	5.46%	5.44%

a. Includes personal and business loans.

Westpac Institutional Bank

$m	Half Year March 2024	Full Year 2023	Full Year 2022
Net interest income	1,090	1,926	1,438
Non-interest income	666	1,367	1,150
Net operating income	**1,756**	**3,293**	**2,588**
Operating expenses	(709)	(1,316)	(1,265)
Notable Items	-	(15)	-
Total operating expenses	**(709)**	**(1,331)**	**(1,265)**
Pre-provision profit	**1,047**	**1,962**	**1,323**
Impairment (charges)/benefits	(101)	(87)	(85)
Profit before income tax expense	**946**	**1,875**	**1,238**
Income tax expense and NCI	(265)	(538)	(372)
Net profit	**681**	**1,337**	**866**
Notable Items (post tax)	-	(10)	-
Expense to income ratio (Ex Notable Items)	40.38%	39.96%	48.88%
Net interest margin (Ex Notable Items)	1.85%	1.89%	1.63%
FTE	2,790	2,776	2,689

$bn	As at 31 March 2024	As at 30 September 2023	As at 30 September 2022
Customer deposits			
Transactions and others	66.2	64.2	66.1
Savings	9.8	10.5	11.0
Term	39.3	41.4	40.2
Total customer deposits	**115.3**	**116.1**	**117.3**
Loans			
Loans	93.4	92.9	85.5
Provisions	(0.4)	(0.3)	(0.3)
Total loans	**93.0**	**92.6**	**85.2**
Deposit to loan ratio	124.00%	125.37%	137.65%
Total assets	123.1	106.3	106.2
TCE	215.7	207.4	199.3
Risk weighted assets	81.0	82.1	94.8
Average interest earning assets	117.9	101.7	88.2
Average allocated capital	9.6	9.2	7.8
Credit quality			
Impairment charges to average loans	0.22%	0.10%	0.11%
Impaired exposures to TCE	0.05%	0.04%	0.10%
Total stressed exposures to TCE	0.63%	0.58%	0.35%

Westpac New Zealand

NZ$m	Half Year March 2024	Full Year 2023	Full Year 2022
Net interest income	1,258	2,514	2,280
Non-interest income	131	261	306
Notable Items	(6)	-	127
Net operating income	**1,383**	**2,775**	**2,713**
Operating expenses	(695)	(1,286)	(1,158)
Notable Items	-	(10)	-
Total operating expenses	**(695)**	**(1,296)**	**(1,158)**
Pre-provision profit	**688**	**1,479**	**1,555**
Impairment (charges)/benefits	(23)	(135)	27
Profit before income tax expense	**665**	**1,344**	**1,582**
Income tax expense and NCI	(188)	(381)	(414)
Net profit	**477**	**963**	**1,168**
Notable Items (post tax)	(5)	(7)	127
Profit/(loss) attributable to businesses sold	-	-	19
Expense to income ratio (Ex Notable Items)	50.04%	46.34%	44.78%
Net interest margin (Ex Notable Items)	2.11%	2.13%	2.02%
FTE	5,263	5,288	5,070

NZ$bn	As at 31 March 2024	As at 30 September 2023	As at 30 September 2022
Customer deposits			
Transactions and others	21.0	21.1	24.2
Savings	20.1	20.2	21.4
Term	37.7	38.5	32.3
Total customer deposits	**78.8**	**79.8**	**77.9**
Loans			
Mortgages	67.4	65.8	63.8
Business	32.7	32.8	32.2
Other	1.2	1.2	1.2
Provisions	(0.5)	(0.5)	(0.4)
Total loans	**100.8**	**99.3**	**96.8**
Deposit to loan ratio	78.17%	80.36%	80.48%
Total assets	123.5	121.8	119.2
TCE	148.1	147.1	144.6
Risk weighted assets	60.1	60.3	53.6
Liquid assets	18.6	19.2	18.4
Average interest earning assets	119.1	118.0	113.0
Average allocated capital	8.1	7.9	7.2
Total funds	12.6	11.4	10.9
Credit quality			
Impairment charges/(benefits) to average loans	0.05%	0.14%	(0.03%)
Mortgage 90+ day delinquencies	0.47%	0.33%	0.22%
Other consumer loans 90+ day delinquencies	0.96%	0.92%	1.03%
Impaired exposures to TCE	0.12%	0.06%	0.06%
Total stressed exposures to TCE	1.55%	1.49%	0.97%

Westpac New Zealand segment performance (A$ Equivalent)

Results have been translated into Australian dollars (A$) at the average exchange rates for each reporting period, First Half 2024: $1.0759; Full Year 2023: $1.0846; Full Year 2022: $1.0831. Unless otherwise stated, assets and liabilities have been translated at spot rates as at the end of the period, 31 March 2024: $1.0892; 30 September 2023: $1.0738; 30 September 2022: $1.1355.

$m	Half Year March 2024	Full Year 2023	Full Year 2022
Net interest income	1,171	2,317	2,107
Non-interest income	122	240	279
Notable Items	(6)	-	120
Net operating income	**1,287**	**2,557**	**2,506**
Operating expenses	(646)	(1,186)	(1,072)
Notable Items	-	(9)	-
Total operating expenses	**(646)**	**(1,195)**	**(1,072)**
Pre-provision profit	**641**	**1,362**	**1,434**
Impairment (charges)/benefits	(22)	(124)	25
Profit before income tax expense	**619**	**1,238**	**1,459**
Income tax expense and NCI	(174)	(350)	(382)
Net profit	**445**	**888**	**1,077**
Notable Items (post tax)	(4)	(7)	119
Profit/(loss) attributable to businesses sold	-	-	18
Expense to income ratio (Ex Notable Items)[a]	50.04%	46.34%	44.78%
Net interest margin (Ex Notable Items)[a]	2.11%	2.13%	2.02%

a. Ratios calculated using NZ$.

$bn	As at 31 March 2024	As at 30 September 2023	As at 30 September 2022
Customer deposits	72.4	74.3	68.6
Loans	92.6	92.5	85.3
Deposit to loan ratio[a]	78.17%	80.36%	80.48%
Total assets	113.4	113.5	105.0
TCE	136.0	136.9	127.3
Risk weighted assets	55.1	56.2	47.2
Liquid assets	17.0	17.9	16.2
Average interest earning assets[b]	110.7	108.8	104.4
Average allocated capital[b]	7.5	7.3	6.6
Total funds	11.5	10.6	9.6

a. Ratios calculated using NZ$.

b. Averages are converted at applicable average rates.

Group Businesses $m Half Year March 2024 Full Year 2023 Full Year 2022 Net interest income 703 1,002 1,080 Non-interest income 13 153 432 Notable Items (220) 191 (418) Net operating income 496 1,346 1,094 Operating expenses (419) (738) (987) Notable Items - (170) (542) Total operating expenses (419) (908) (1,529) Pre-provision profit 77 438 (435) Impairment (charges)/benefits - (1) 9 Profit before income tax expense 77 437 (426) Income tax expense and NCI (94) (198) (150) Net profit/(loss) (17) 239 (576) Notable Items (post tax) (160) 99 (937) Profit/(loss) attributable to businesses sold - 131 168 Treasury $m Half Year March 2024 Full Year 2023 Full Year 2022 Net interest income 554 665 979 Non-interest income 13 14 21 Notable Items (220) (20) 553 Net operating income 347 659 1,553 Net profit 168 319 960